Exhibit 99.1
FOR IMMEDIATE RELEASE
TechTarget Reports Second Quarter 2011 Financial Results
Company reports Online Revenue up 17%
Newton, MA — August 8, 2011 — TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended June 30, 2011.
“Despite the cautious economic environment, we were able to grow online revenue 17% in the quarter,” said Greg Strakosch, CEO of TechTarget. “We are able to grow substantially faster than the market due to share gains from our new Activity Intelligence™ platform and continued robust growth of geo-targeted revenues outside the US.”
Total Q2 2011 revenues increased 12% to $28.1 million compared to Q2 2010. Q2 2011 online revenue increased by 17% to $24.2 million compared to Q2 2010. Online revenues represented 86% of total Q2 2011 revenues. Q2 2011 events revenue decreased by 11% to $3.9 million compared to Q2 2010 and represented 14% of total Q2 2011 revenues.
Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to eliminate stock-based compensation and restructuring charges) for Q2 2011 increased 20% to $7.6 million compared to $6.3 million for Q2 2010.
Total gross profit margin increased for Q2 2011 to 75%, compared to 74% for Q2 2010. Online gross profit margin increased for Q2 2011 to 76%, compared to 75% for Q2 2010. Events gross profit margin remained flat at 69% for Q2 2011 and Q2 2010.
Net income was $1.8 million for Q2 2011 compared to $0.4 million in Q2 2010. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense, restructuring charges and the related income tax impact of these charges) for Q2 2011 was $4.0 million compared to $3.9 million for Q2 2010. Net income per basic share for Q2 2011 was $0.05 compared to $0.01 for Q2 2010. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q2 2011 was $0.10 compared to $0.09 for Q2 2010.
The Company’s balance sheet and financial position remain strong. As of June 30, 2011, the Company’s cash, cash equivalents and investments totaled $54.4 million, working capital is $45.2 million, and the Company has no outstanding bank debt.

Recent Company Highlights
•
Announced a major upgrade to its Activity Intelligence suite of products and services; TechTarget’s new Activity Intelligence Dashboard gives marketers and sales representatives an industry-changing view of their prospects with Enhanced Contact Profiles™ and Account Intelligence™ activity details including insights on the research activities of technology buying teams across entire companies.

•
Announced the TechTarget Engage™ portfolio, which includes both demand and brand-focused offerings that accelerate IT user interaction with key marketer content assets, such as white papers, videos and webcasts. The TechTarget Engage solutions also provide opportunities for the integration of key social streams and communities.

•
Announced alliance with RapidBuyr, the only national and local daily deals site specifically for small and mid-sized businesses, to provide daily deals on business products and services to TechTarget members. Under the initial terms of the alliance, TechTarget will be RapidBuyr’s exclusive partner in the business-to-business (BtoB) technology media segment.

•
Recognized for the 5th time by The Boston Business Journal as one of the Best Places to Work in Massachusetts. The honor recognizes TechTarget’s achievements in creating a positive work environment that attracts and retains employees through a combination of employee satisfaction, working conditions and company culture. Other companies recognized in this year’s list include; Accenture, Comcast, Digitas, and Microsoft.

Financial Guidance
In the third quarter of 2011, the Company expects total revenues to be within the range of $25.3 million to $26.7 million; online revenues within the range of $21.5 million to $22.5 million; events revenues within the range of $3.8 million to $4.2 million and adjusted EBITDA to be within the range of $5.0 million to $6.0 million. When compared to the third quarter of 2010, these expected results translate into total revenue growth of approximately 15% to 21% and adjusted EBITDA growth of 29% to 55% for the third quarter of 2011.
The Company is re-affirming the annual guidance for the full year 2011 that it raised on May 9, 2011 as follows: online revenue growth to be approximately 15%, event revenue growth to be approximately 5%, adjusted EBITDA growth to be approximately 37% and adjusted EBITDA margin to be approximately 25%.
Conference Call and Webcast
TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (August 8, 2011). Supplemental financial information and prepared remarks for the conference call will be posted to the Investor Information section of our website simultaneously with this press release.
NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.
The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 679-8034 (US callers) or 617-213-4847 (International callers) ten minutes prior to the call and referencing participant pass code 67413952 for both domestic and international callers. Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key=P9ARFELQH. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection. (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 8, 2011 at 7:30 p.m. ET through September 9, 2011 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 and use the pass code 85703272. International callers should dial 617-801-6888 and also use the pass code 85703272 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.
Non-GAAP Financial Measures
This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements
Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
About TechTarget
TechTarget, Inc. (www.techtarget.com) (NASDAQ: TTGT) is a leading global technology media company with over 100 technology-specific websites, 10 million registered members, and more than 10 years of groundbreaking accomplishments. Our extensive editorial and vendor-sponsored content fulfills the needs of tech pros looking for in-depth coverage of technology topics throughout their buying process and positions us to meet the needs of technology marketers targeting qualified technology audiences. Outside of North America, TechTarget runs 23 websites and has offices in London, Mumbai and Beijing.
(C) 2011 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks of TechTarget. Activity Intelligence, Enhanced Contact Profiles, Account Intelligence and TechTarget Engage are trademarks of TechTarget. All other trademarks are the property of their respective owners.
Contacts:

Investor Inquiries	Media Inquiries
Jeff Wakely	Marilou Barsam
TechTarget	TechTarget
617-431-9458	617-431-9368
jwakely@techtarget.com	mbarsam@techtarget.com

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000’s, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)
Revenues:
Online	$24,151	$20,626	$44,531	$39,187
Events	3,951	4,447	6,137	6,929

Total revenues	28,102	25,073	50,668	46,116

Cost of revenues:
Online(1)	5,720	5,180	11,326	10,122
Events(1)	1,242	1,373	2,119	2,311

Total cost of revenues	6,962	6,553	13,445	12,433

Gross profit	21,140	18,520	37,223	33,683

Operating expenses:
Selling and marketing(1)	10,184	9,420	18,815	18,831
Product development(1)	1,870	2,180	3,816	4,535
General and administrative(1)	3,458	3,757	7,257	8,104
Restructuring charge	384	—	384	—
Depreciation	668	642	1,309	1,167
Amortization of intangible assets	989	1,140	2,075	2,275

Total operating expenses	17,553	17,139	33,656	34,912

Operating income (loss)	3,587	1,381	3,567	(1,229)
Interest income, net	6	84	12	191

Income (loss) before provision for income taxes	3,593	1,465	3,579	(1,038)

Provision for income taxes	1,775	1,019	1,836	856

Net income (loss)	$1,818	$446	$1,743	$(1,894)

Net income (loss) per common share:
Basic	$0.05	$0.01	$0.05	$(0.04)

Net income (loss) per common share:
Diluted	$0.04	$0.01	$0.04	$(0.04)

Weighted average common shares outstanding:
Basic	38,332	42,944	38,136	42,712

Weighted average common shares outstanding:
Diluted	40,691	45,053	40,863	42,712

(1) Amounts include stock-based compensation expense as follows:

Cost of online revenues	$62	$86	$132	$174
Cost of events revenues	20	20	42	46
Selling and marketing	1,082	1,535	2,240	3,464
Product development	100	155	206	316
General and administrative	682	1,359	1,326	2,584

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in $000’s)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)

Net income (loss)	$1,818	$446	$1,743	$(1,894)

Interest income, net	(6)	(84)	(12)	(191)
Provision for income taxes	1,775	1,019	1,836	856
Restructuring charge	384	—	384	—
Depreciation	668	642	1,309	1,167
Amortization of intangible assets	989	1,140	2,075	2,275

EBITDA	5,628	3,163	7,335	2,213

Stock-based compensation expense	1,946	3,155	3,946	6,584

Adjusted EBITDA	$7,574	$6,318	$11,281	$8,797

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to
Adjusted Net Income per Share
(in $000’s, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)

Net income (loss)	$1,818	$446	$1,743	$(1,894)

Amortization of intangible assets	989	1,140	2,075	2,275
Restructuring charge	384	—	384	—
Stock-based compensation expense	1,946	3,155	3,946	6,584
Impact of income taxes	(1,143)	(875)	(2,453)	(1,975)

Adjusted net income	$3,994	$3,866	$5,695	$4,990

Net income (loss) per diluted share	$0.04	$0.01	$0.04	$(0.04)

Weighted average diluted shares outstanding	40,691	45,053	40,863	42,712

Adjusted net income per share	$0.10	$0.09	$0.14	$0.11
Adjusted weighted average diluted shares outstanding	40,691	45,053	40,863	44,813

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	—	—	2,101

Weighted average diluted shares outstanding	40,691	45,053	40,863	42,712

TECHTARGET, INC.
Financial Guidance for the Three Months Ended September 30, 2011
(in $000’s)

	For the Three Months
	Ended September 30, 2011
	Range

Revenues	$25,300	$26,700

Adjusted EBITDA	$5,000	$6,000

Depreciation, amortization and stock-based compensation	$3,425	$3,425
Interest and other income, net	$25	$25
Provision for income taxes	$792	$1,287

Net income	$808	$1,313